UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we note that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected, involve numerous risks and uncertainties. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where we operate; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in our filings with the SEC. Consequently, the forward-looking statements made during the call should not be regarded as representations that the projected outcomes can or will be achieved.

The following information is being provided under Item 7.01 Regulation FD Disclosure in this Current Report on Form 8-K: the press release the Company issued on October 22, 2012, announcing its earnings conference call for the quarter ended September 30, 2012. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this report.

Exhibit No.	Descriptions
99.1	Press Release issued by GulfMark Offshore, Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2012		GulfMark Offshore, Inc.
(Registrant)
	By:	/s/ Quintin V. Kneen
	Name:	Quintin V. Kneen
	Title:	Executive Vice President & Chief Financial Officer